As filed with the Securities and Exchange Commission on February 7, 2003
Registration No. 333-102525
U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________
AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________
RENT-WAY, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1407782 (I.R.S. Employer Identification No.)

One RentWay Place
Erie, Pennsylvania 16505
(814) 455-5378
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_______________
William E. Morgenstern
Chairman of the Board and Chief Executive Officer
One RentWay Place
Erie, Pennsylvania 16505
(814) 455-5378
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________
Copies to:
JOHN J. ZAK, ESQ.	KENNETH C. HUNT, ESQ.
MARY CATHERINE MALLEY, ESQ.	Godfrey & Kahn, S.C.
Hodgson Russ LLP	780 North Water Street
One M&T Plaza, Suite 2000	Milwaukee, Wisconsin 53202-3590
Buffalo, New York 14203	(414) 273-3500
(716) 856-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
[ X ]

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement (No. 333-102525) on Form S-3 of Rent-Way, Inc. is being filed for the sole purpose of adding Exhibit 23.2, the Consent of PricewaterhouseCoopers, LLP, to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits
Exhibit No.	Description
4.1(1)	Articles of Incorporation of the Company, as amended
4.2(1)	By-Laws of the Company, as amended
5.1(2)	Opinion of Hodgson Russ LLP
23.1(2)	Consent of Hodgson Russ LLP (included in Exhibit 5.1)
23.2(*)	Consent of PricewaterhouseCoopers, LLP
24.1(2)	Power of Attorney
_______________
(*)	Filed herewith.
(1)	Previously filed, as of December 29, 1998, as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.
(2)	Previously filed, as of January 15, 2003, with the initial filing of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, Rent-Way certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned who are duly authorized in the City of Erie, Commonwealth of Pennsylvania, on February 7, 2003.

RENT-WAY, INC.
By: /s/ William E. Morgenstern
William E. Morgenstern, Chairman of the Board and Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the date stated.
Signature	Title	Date
/s/ William E. Morgenstern	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2003
William E. Morgenstern
*	Vice President, Chief Financial Officer (Principal Financial Officer)	February 7, 2003
William A. McDonnell
*	Vice-President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 7, 2003
John A. Lombardi
*	Director	February 7, 2003
Gerald A. Ryan
*	Director	February 7, 2003
John W. Higbee
*	Director	February 7, 2003
Robert B. Fagenson
*	Director	February 7, 2003
Marc W. Joseffer
*	Director	February 7, 2003
William Lerner
*	Director	February 7, 2003
Jacqueline Woods

The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 pursuant to the Power of Attorney executed by the above-named directors and officers of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.
*By: /s/ William E. Morgenstern
William E. Morgenstern ATTORNEY-IN-FACT

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Articles of Incorporation of the Company, as amended
4.2(1)	By-Laws of the Company, as amended
5.1(2)	Opinion of Hodgson Russ LLP
23.1(2)	Consent of Hodgson Russ LLP (included in Exhibit 5.1)
23.2(*)	Consent of PricewaterhouseCoopers, LLP
24.1(2)	Power of Attorney
_______________
(*)	Filed herewith.
(1)	Previously filed, as of December 29, 1998, as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.
(2)	Previously filed, as of January 15, 2003, with the initial filing of this Registration Statement.